Exhibit 10.10(a)

AMENDMENT TO STOCK PURCHASE AGREEMENT

This AMENDMENT TO STOCK PURCHASE AGREEMENT, dated as of June 15, 2022 (this “Amendment”), is entered by and between WILSON-DAVIS & CO., INC., a Utah corporation (the “Company”), those individuals and entities listed in Exhibit A attached hereto (collectively, the “Sellers”), and ATLASCLEAR, INC., a Delaware registered corporation (“Purchaser”), and together with Sellers and the Company, the “Parties,” and each a “Party”), on the following:

Premises

The Parties entered into that certain Stock Purchase Agreement dated April 15, 2022 (the “SPA”), pursuant to which Purchaser agreed to buy from the Sellers the outstanding equity securities of the Company, all on the terms and conditions set forth therein. The SPA provides, inter alia, for: (a) the purchase price to include a Goodwill Amount of $18,000,000; and (b) the right of the Sellers to terminate the SPA if they and the Company do not receive specified definitive agreements by June 15, 2022. The Parties now desire to amend the referenced provisions of the SPA.

Agreement

NOW THEREFORE, upon these premises, which are incorporated herein by reference, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.            Section 1.1 Certain Definitions is hereby amended by replacing the $18,000,000 amount in the definition of Goodwill Amount with $20,000,000.

2.            Section 9.1. Termination, subsection (a)(v)(B), is hereby amended by striking the existing language and inserting in lieu thereof the following:

(B)            by a majority in interest of the Sellers if they and the Company have not received from Purchaser, on or before July 30, 2022, complete and executed copies of the definitive operative agreements and related transactional documents providing for the SPAC’s termination of its SPAC status and the release of cash and marketable securities of $101,000,000 held in a trust account as of January 13, 2022, as reported in https://www.sec.gov/Archives/edgar/data/0001865120/000149315222005522/ex99-1.htm, to fund the transactions contemplated by this Agreement, all in accordance with Rule 419 under the Securities Act; and

3.            Except as amended and modified as set forth above, the Parties ratify and confirm the SPA and agree that it remains in full force and effect and binding on the Parties.

(**signatures on following page**)

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

The Company

WILSON-DAVIS & CO., INC.

By:	/s/ Robert McBey
Name: Robert McBey
Title: President

The Purchaser

ATLASCLEAR, INC.

By:	/s/ John M. Schaible
Name: John M. Schaible
Title: CEO

Sellers

BARKLEY PENSION TRUST/PROFIT SHARING PLAN

By:	/s/ Bryon B. Barkley
Byron B. Barkley, Trustee

PAUL N. DAVIS ESTATE

By:	/s/ Brent Davis
Brent Davis, Personal Representative

/s/ Lyle W. Davis
LYLE W. DAVIS, an individual

/s/ James C. Snow
JAMES C. SNOW, an individual

/s/ William Walker
WILLIAM WALKER, an individual

GLEN HOLDINGS CORP.

By:	/s/ Eric Flesche
Eric Flesche, President

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